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                                                              EXHIBIT 10(iii)(m)

                     MARTIN MARIETTA CORPORATION LONG TERM
                    PERFORMANCE INCENTIVE COMPENSATION PLAN


1.  PURPOSE
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        The purpose of the Long Term Performance Incentive Compensation Plan
("Plan") is to retain the services of key employees in positions which contribute materially to the successful operation of the business of the Corporation by rewarding such employees for their efforts in increasing the earnings of the Corporation, thereby enhancing the long term value of the Corporation to the shareholders. It is intended that this purpose will be effected through the granting of performance units, as provided herein.


2.  DEFINITIONS
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        As used in the Plan, the following terms when capitalized, shall have the meanings set forth below:

     "Award" shall mean the granting by the Committee of Units in accordance with this Plan.

     "Base Value"          shall, with respect to a particular Window Period, be
                           the amount which is subtracted from the Earnings
                           Value to produce the Redemption Value and shall have the value set forth in the Base Value Schedule. The
                           Committee shall establish the Base Values for each Award of Units made.

     "Board of Directors"  means the Board of Directors of Martin Marietta
                           Corporation.

     "Chairman"            means the Chairman of the Board of Directors and
                           Chief Executive Officer.

     "Committee"           means the Compensation Committee of the Board of
                           Directors.

     "Corporation"         means Martin Marietta Corporation and its
                           Subsidiaries.
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     "Early Retirement"    has the meaning set forth in paragraph 2 of Article
                           IV of the Martin Marietta Retirement Income Plan for
                           Salaried Employees.

     "Earnings Per Share"  means the Corporation's annual net earnings per share as set forth on its audited consolidated Financial Statements, prepared in accordance with generally accepted accounting principles, and which have been audited by the Corporation's independent auditors in accordance with generally accepted auditing standards and filed with the Securities and Exchange Commission on Form 10-K, as may be adjusted in accordance with
                           Section 6(c).

     "Earnings Value"      of a Unit means, for a particular Window Period, the
                           product of (i) the Corporation's Earnings Per Share for the immediately preceding calendar year, multiplied by (ii) the Multiplier applicable to the Award of the Unit.

     "Employee"            means officers and other key employees of the
                           Corporation but excludes directors who are not also officers or employees of the Corporation.


     "Multiplier"          means the number set forth on the Base Value Schedule
                           which is multiplied by Earnings Per Share to produce the Earnings Value for a particular Window Period.
                           The Committee shall establish a Multiplier for each Award of Units it makes.

     "Normal Retirement"   means retirement on or after the normal retirement
                           date, as defined in subparagraph (a), paragraph 1 of
                           Article IV of the Martin Marietta Retirement Income
                           Plan for Salaried Employees.

     "Participant"         means an Employee who is awarded Units under the
                           Plan.

     "Redemption Value"    of a Unit means, with respect to a particular Window
                           Period, the difference, if any, between the Earnings
                           Value for that year and the Base Value for that year.
                           If the difference is zero or a negative number, the Redemption Value for that Window Period will be zero.

     "Subsidiary"          means a corporation of which Martin Marietta
                           Corporation owns, directly or indirectly, stock having at least 50% of the power to vote, under normal circumstances, in the election of directors.

     "Unit" means a non-monetary award under this Plan representing a promise by the Corporation to pay an amount in accordance with the terms of this Plan.

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     "Window Period"       means the thirty (30) day period each year during
                           which Participants may exchange vested Units for the Redemption Value. The period will commence on a date stated in written notification to Participants of the Earnings Value for that year, such notification to be provided as soon as practicable after the public announcement of the Corporation's Earnings Per Share for the immediately preceding year.


3.  EFFECTIVE DATE
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        The Plan will become effective on November 12, 1990.


4.  ELIGIBLE EMPLOYEES
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        Awards of Units may be granted only to exempt salaried employees of the
Corporation.


5.  TERMS OF AWARDS OF UNITS
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        Awards of Units under this Plan will be made from time to time by the
Committee. Units awarded to Employees may be exchanged by such Employee for the Redemption Value of the Units in accordance with the terms of this Plan.

     (a) Except as provided in Sections 6 and 7, each Award of Units shall be divided into three approximately equal installments of one hundred (100) Unit increments. If the Participant is still an Employee on the December 31 following the one year anniversary of an Award of Units, the first installment of such Award shall become vested on that December 31. If the Participant is still an Employee on the December 31 following the second anniversary of an Award of Units, the second installment of such Award shall become vested on that December 31. If the Participant is still an Employee on the December 31 following the third anniversary of an Award of the Units, the third installment of such Award shall become vested on that December 31. To the extent an Award is not divisible by one hundred (100), the portion not divisible by one hundred (100) shall be allotted to the third installment. To the extent that the installments of an Award are not equal in number of Units, the smaller installment or installments of such Award shall be allotted to the earlier installments.

     (b) For each Award of Units, there will be six (6) Window Periods available for exchanging vested Units for the Redemption Value. Vested Units may be exchanged for their Redemption Value in one hundred (100) Unit increments in the first Window Period immediately following the date on which the first installment of that Award vests and in each of the next five Window Periods. All vested Units not previously exchanged for their Redemption Value shall be exchanged in the sixth and final Window Period applicable to that Award. If the Redemption Value for the sixth and final Window

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     Period is zero, the Units will be cancelled. Except as set forth in
     Sections 6(b) and (d), vested Units may be exchanged for their Redemption Value only at the times set forth in this Section 5(b).

     (c) The amount exchanged for the Units during a Window Period will be equal to the Redemption Value times the number of Units being exchanged. The Corporation shall pay the Redemption Value for Units from its general assets. Payments will be made in a single lump sum cash payment as soon as practicable after the Participant indicates his intent to exchange all or part of his vested Units during a Window Period.

     (d) A Unit shall not be assignable or transferable by the Participant to whom granted otherwise than by will or by the laws of descent and distribution and shall be exercisable during the Participants' lifetime only by the Participant or in the event of disability by the legal guardian or representative.

     (e) An Award of Units will be evidenced by a certificate that will specify the number of Units, the Base Values, and the Multiplier applicable to the Award.

6.  ADJUSTMENTS
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     (a) If there shall be any significant change affecting the outstanding number of shares of the Corporation's common stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or combination, or otherwise, the Committee may make appropriate proportional adjustments to the aggregate number of Units or the Base Value Schedule to be consistent with the purposes of this Plan.

     (b) In the event of a proposed dissolution or liquidation of the Corporation, each Unit awarded under the Plan shall terminate as of a date, to be fixed by the Committee. The date shall in no event be later than the Window Period following the sixth anniversary of the Award of the Units. At least thirty (30) days' written notice of the date so fixed shall be given to each Employee awarded Units (or other person entitled to exercise the Unit). Such Employee (or other person entitled to exercise the Unit) shall have the right (provided that by the date of exchange of the Unit the Employee remained in the employ of the Corporation for at least one year from the date the Unit was awarded) during the period of thirty (30) days preceding such termination to exchange any or all of the Units for the Redemption Value paid for Units in that Award in the immediately preceding Window Period, or if the date for exchange would fall within a Window Period, the Redemption Value applicable to that Award in that Window Period. The right to exchange Units shall apply to all Units, including those which would not otherwise be vested.

     (c) In the event that there is an unusual nonrecurring event or events that significantly affects the Corporation's Earnings Per Share in a particular year, the Committee may in its sole discretion, consistent with the purposes of the Plan and subject to ratification by the Board of Directors, make an adjustment to the Earnings Per Share (solely for the purposes of this Plan) so that the Earnings Value for the applicable Window Period is determined without regard to the nonrecurring event or

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     events.

     (d) In the event of a Change of Control, all Units, including Units as to which such exchanges would not otherwise then be vested, shall, within sixty (60) days of the Change of Control, be exchanged for the Redemption Value paid for Units in the immediately preceding Window Period, or if the date for exchange would fall within a Window Period, the Redemption Value applicable to that Window Period.

     For purposes of this paragraph, the term "Change of Control" shall mean the following:

          (i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation and such offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting powers of the Corporation's then outstanding voting securities.

          (ii) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation, other than affiliates within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") or any party to such merger or consolidation.

          (iii) The Corporation transfers substantially all of its assets to another corporation or entity which is not a wholly owned Subsidiary of the Corporation.

          (iv) Any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.

          (v) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two thirds of the directors then still in office who were directors at the beginning of the period. For purposes of the Plan, ownership of voting securities shall take into account and include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act (as then in effect).


7.  DEATH. TERMINATION OF EMPLOYMENT. OR RETIREMENT
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     (a) If a Participant dies while employed by the Corporation, the
     Participant's Units will be exchanged for the Redemption Value in the Window Period coincident with or next following the date

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     of the death of the Participant, whichever is earlier. In cases of Normal
     Retirement or of disability, Units may be exchanged in any of the three Window Periods coincident with or next following the date of retirement or disability, whichever is earlier, but in no event later than the sixth Window Period applicable to that Award of the Units. In cases of termination of a Participant's employment by the Corporation, with or without cause, or Early Retirement (except as provided in Section 7(b)), the Units will be exchanged during the Window Period coincident with or next following the date of termination of employment, whichever is earlier. Nothing contained in the Plan or in any Unit granted hereunder shall confer upon any Employee any right of continued employment by the Corporation nor limit in any way the right of the Corporation to terminate the Employee's employment at any time.

     (b) Except as otherwise provided in this Paragraph, a Unit may be exchanged pursuant to this Section 7 only to the extent the Participant was vested at the time of termination of employment or as provided in Section 6 and, in any event, may not be exchanged later than the sixth Window Period applicable to that Award. In the event a Participant ceases to be an Employee, the Units which are not vested at the time of his termination shall be cancelled and the Participant shall have no right to exchange any cancelled Units for their Redemption Value.

     In cases of death or disability while employed by the Corporation or Normal Retirement where an Employee has applied for and is receiving benefits pursuant to a retirement plan for Martin Marietta salaried employees, all outstanding Units shall become vested upon such death, disability, or Normal Retirement and may be exchanged pursuant to Section 6 or as provided in Section 7. In cases of Early Retirement where a Participant has applied for and is receiving benefits pursuant to a retirement plan for Martin Marietta salaried employees, all outstanding Units shall become vested upon such Early Retirement at the discretion of the Chairman, and, to the extent vested, may be exchanged pursuant to Section 6 or as provided in Section 7.


8.  LEAVE OF ABSENCE
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        For the purpose of the Plan, an Employee on leave of absence will be considered as still in the employ of the Corporation unless otherwise provided in an agreement between the Employee and the Corporation.


9.  ADMINISTRATION
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     (a) The Committee

          (i) Except where discretion is specifically delegated to the Chairman in Section 7(b), the Plan shall be administered by the Compensation Committee of the Board of Directors. Notwithstanding the foregoing, if the rights of the Chairman under Section 7(b) to Units under this Plan are at issue, the Committee, and not the Chairman, shall have the discretion to make any determination with respect to the rights of the Chairman.

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          (ii)  A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

          (iii) The Committee shall determine the Employees who will participate in the Plan, the number of Units subject to each Award, and shall have the authority to adopt rules and regulations for administering the Plan.

          (iv) Whenever the Committee makes an Award of Units, the Committee shall determine the Base Values and the Multiplier applicable to the Units in the Award.

          (v) As and to the extent authorized by the Board of Directors or the By-Laws, the Committee may exercise the powers and authority related to the Plan which are vested in the Board of Directors. The Committee may delegate to the officers or Employees of the Corporation the authority to execute and deliver documents and to take such other steps deemed necessary or convenient for the efficient administration of the Plan.

          (vi) As soon as practicable after the Corporation announces its Earnings Per Share, the Committee will determine whether any adjustments are necessary pursuant to Section 6(a).

     (b) Finality of Determinations

     The Board of Directors shall have the power to interpret the Plan. All interpretations, determinations, and actions by the Board of Directors, by the Chairman or by the Committee, to the extent authorized by the Plan, the Board of Directors or the By-laws shall be final, conclusive, and binding upon all parties.


10. AMENDMENT
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     The Board of Directors shall have the power, in its discretion, to amend or modify the Plan.

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